Exhibit 10.1

May 7, 2016

Dr. James A. Hayward
President & CEO
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

Re: Salary Adjustment.

Dear Jim:

As per your request, this letter is your official notification that effective May 7,2016, your salary will be adjusted. Your new annual salary will be $300,000.00 which is payable bi-weekly at a rate of $11,538.46. This adjustment will appear in your May 20, 2016 paycheck. All normal deductions such as federal, state, social security and Medicare will continue.

Regards,

/s/ Lawrence C. Kick

Lawrence C. Kick, MA, SPHR, SHRM-SCP
Executive Director, Human Resources
Applied DNA Sciences, Inc.

cc: Human Resources

50 Health Sciences Drive — Stony Brook, NY 11790 — tel 631 240.8800 — fax 631 240.8900